Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed balance sheet as of June 25, 2006, the unaudited pro forma condensed income statements for the year ended December 25, 2005 and the unaudited pro forma condensed income statements for the six months ended June 25, 2006, are based on historical financial statements of Ruth’s Chris Steak House, Inc. (“Ruth’s Chris”). The unaudited pro forma financial statements give effect to Ruth’s Chris’s definitive purchase agreement to acquire seven restaurants from Mr. Thomas J. Moran (the “Restaurants”) (the acquisition of five of the seven restaurants was completed on July 10, 2006 and the acquisition of the remaining two restaurants is scheduled to be completed during the fourth quarter of 2006). The unaudited pro forma condensed financial statements are presented as if the acquisition of the Restaurants had occurred as of June 25, 2006 for pro forma balance sheet purposes and as if the acquisition of the Restaurants had occurred as of the first day of fiscal 2005 for pro forma statement of operations purposes.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated preliminary purchase price is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on the estimated fair values. Management has made a preliminary allocation of the purchase price based on various preliminary estimates of fair value. Final purchase price adjustments may vary materially from the pro forma adjustments presented herein.

The unaudited pro forma condensed financial statements have been prepared by management for illustrative purposes only and do not include the realization of cost savings from operating efficiencies, revenue synergies or other costs expected to result from the acquisition. The unaudited pro forma condensed financial statements are therefore not necessarily indicative of the condensed financial position or results of operation in future periods that would actually have been realized had the Restaurants been combined with Ruth’s Chris during the specified period.

The pro forma adjustments are based on preliminary information available at the time of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with Ruth’s Chris’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 25, 2005, its Quarterly Report on Form 10-Q for the six months ended June 25, 2006 and the Restaurants’ historical financial statements included in this Current Report as Exhibit 99.1 and 99.2.

RUTH’S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Unaudited Pro Forma Condensed Income Statements

(dollar amounts in thousands, except share and per share data)

December 25, 2005

	RCSH Inc.	TJ Moran	Adjustments		Pro Forma
Revenues:
Restaurant sales	$202,545	37,109	—		239,654
Franchise income	11,432	—	(1,845	)(1)	9,587
Other operating income	560	—	—		560

Total revenues	214,537	37,109	(1,845)		249,801

Costs and expenses:
Food and beverage costs	62,752	12,563	—		75,315
Restaurant operating expenses	92,950	16,551	(1,845	)(1)	107,656
Marketing and advertising	6,783	758	—		7,541
General and administrative costs	15,208	2,571	—		17,779
Depreciation and amortization expenses	6,617	197	—		6,814
Hurricane and relocation costs	2,660	—	—		2,660
Loss on impairment	221	—	—		221
Pre-opening costs	1,623	—	—		1,623

Operating income	25,723	4,469	—		30,192

Other income (expense):
Interest income(expense), net	(8,453)	86	(1,804	)(2)	(10,171)
Accrued dividends and accretion on mandatorily redeemable senior preferred stock	(1,891)	—	—		(1,891)
Other	202	61	—		263

Income (loss) from continuing operations before income tax expense	15,581	4,616	(1,804)		18,393

Income tax expense	4,937	—	891	(3)	5,828

Income (loss) from continuing operations	10,644	4,616	(2,695)		12,565

Discontinued operations, net of income tax benefit	(289)	—	—		(289)

Net income (loss)	$10,933	4,616	(2,695)		12,854

Less dividends earned on junior preferred stock and warrant expense	3,753	—	—		3,753

Net income (loss) available to common shareholders	$7,180	4,616	(2,695)		9,101

Basic earnings (loss) per share:
Continuing operations	$0.38				0.49
Discontinued operations	0.02				0.02

Basic earnings (loss) per share	$0.40				0.51

Diluted earnings (loss) per share:
Continuing operations	$0.37				0.48
Discontinued operations	0.02				0.02

Diluted earnings (loss) per share	$0.39				0.50

Shares used in computing net income (loss) per common share:
Basic	17,961,198				17,961,198

Diluted	18,471,612				18,471,612

RUTH’S CHRIS STEAK HOUSE, INC AND SUBSIDIARIES

Unaudited Pro Forma Condensed Income Statements

(dollar amounts in thousands, except share and per share data)

June 25, 2006

	RCSH Inc.	TJ Moran	Adjustments		Pro Forma
Revenues:
Restaurant sales	$118,888	18,592	—		137,480
Franchise income	6,072	—	(924	)(1)	5,148
Other operating income	285	—	—		285

Total revenues	125,245	18,592	(924)		142,913

Costs and expenses:
Food and beverage costs	37,713	6,364	—		44,077
Restaurant operating expenses	51,879	8,391	(924	)(1)	59,346
Marketing and advertising	3,639	307	—		3,946
General and administrative costs	10,763	982	—		11,745
Depreciation and amortization expenses	4,116	79	—		4,195
Hurricane and relocation costs	487	—	—		487
Pre-opening costs	456	—	—		456

Operating income	16,192	2,469	—		18,661

Other income (expense):
Interest income (expense), net	(941)	57	(1,079	)(2)	(1,963)
Insurance proceeds, net	415	—	—		415
Other	(79)	10	—		(69)

Income (loss) from continuing operations before income tax expense	15,587	2,536	(1,079)		17,044

Income tax expense	4,754	—	444	(3)	5,198

Income (loss) from continuing operations	10,833	2,536	(1,523)		11,846

Discontinued operations, net of income tax benefit	49	—	—		49

Net income (loss)	$10,784	2,536	(1,523)		11,797

Less dividends earned on junior preferred stock and warrant expense	—	—	—		—

Net income (loss) available to common shareholders	$10,784	2,536	(1,523)		11,797

Basic earnings (loss) per share:
Continuing operations	$0.47				0.51
Discontinued operations	—				—

Basic earnings (loss) per share	$0.47				0.51

Diluted earnings (loss) per share:
Continuing operations	$0.46				0.50
Discontinued operations	(0.00)				(0.00)

Diluted earnings (loss) per share	$0.46				0.50

Shares used in computing net income (loss) per common share:
Basic	23,132,089				23,132,089

Diluted	23,490,811				23,490,811

RUTH’S CHRIS STEAK HOUSE, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Balance Sheet

(dollar amounts in thousands, except share data)

June 25, 2006

	RCSH Inc.	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$9,082	—		9,082
Accounts receivable, less allowance for doubtful accounts	6,977	—		6,977
Inventory	4,794	535	(4)	5,329
Prepaid expenses and other	1,463	—		1,463
Deferred income taxes	495	—		495

Total current assets	22,811	535		23,346

Property and equipment, net	66,355	2,213	(4)	68,568
Intangibles, net	30,533	34,252	(4)	64,785
Deferred income taxes	7,994	—		7,994
Other assets	2,323	—		2,323

Total assets	$130,016	37,000		167,016

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$20,520	—		20,520
Deferred revenue	16,595	—		16,595
Other current liabilities	1,195	—		1,195

Total current liabilities	38,310	—		38,310

Long-term debt	28,000	37,000	(4)	65,000
Deferred rent	11,373	—		11,373
Other liabilities	327	—		327

Total liabilities	78,010	37,000		115,010

Shareholders’ equity (deficit):
Common stock, par value $.01 per share; 100,000,000 shares authorized, 23,201,189 shares issued and outstanding at June 25, 2006 (unaudited)	232	—		232
Additional paid-in capital	163,383	—		163,383
Retained Earnings (Accumulated deficit)	(111,749)	—		(111,749)
Accumulated other comprehensive income	140	—		140

Total shareholders’ equity (deficit)	52,006	—		52,006

Total liabilities and shareholders’ equity (deficit)	$130,016	37,000		167,016

Adjustments include:

(1)	Elimination of Ruth’s Chris Steak House, Inc. franchise income, and franchisees expense.
(2)	Interest expense on $37 million in senior credit facility used to finance transaction. Interest was calculated at the weighted average rate for each reporting period.
(3)	Adjust income taxes based on the effective tax rate for each reporting period.
(4)	Record impact of acquisition under purchase agreement.